Exhibit 23.1

Board of Directors
Maneki Mining Inc.
Vancouver , British Col umbia
Canada

CONSENT OF INDEPENENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 25, 2005, on the financial statements of Maneki Mining Inc. as of March 31, 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-2 Registration Statement filed with the Securities and Exchange Commission.

/s/Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

September 7, 2005